EXHIBIT 10.H


                                   AMENDMENT NO. 2 TO
                               KENTUCKY UTILITIES COMPANY

                            ANNUAL PERFORMANCE INCENTIVE PLAN



                      The  Kentucky  Utilities  Company   Annual  Performance

            Incentive  Plan, as  heretofore amended  (the "Plan"),  is hereby amended,  effective  as  of  January 1, 1993,  in  the  following respects:

                      1.   By deleting Section 2.1  of the Plan and inserting

            in lieu thereof the following:

                      "2.1 "Base Salary" -- Annualized  base salary
                           paid to a Participant as of  January 1st
                           of each  Plan Year  or as of  such later
                           date during a Plan  Year as of which the
                           Executive becomes a  Participant in  the
                           Plan,  except  that   if  an   executive
                           becomes a Participant as of a date other than January 1st of a Plan Year, such amount shall be prorated in proportion to the portion of the Plan Year in which that Executive will be a Participant."


                      2.   By  deleting  the word  "compatible" in  the first

            sentence of Section 2.5 of the Plan and inserting in lieu thereof the word "incompatible".

                      3.   By adding a new sentence at the end of Article III

            of the Plan as follows:

                      "The Committee may employ such counsel (who may be counsel for any Employer), consultants and/or agents and may arrange for such services as it may determine to be necessary or appropriate in the administration of the Plan. All expenses incurred by the Committee in administering the Plan shall be paid by the Employers."

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                      4.   By adding a new  sentence after the third sentence

            of Article IV of the Plan as follows:

                      "From time to time during a Plan Year management may also recommend proposed additional Participants for such Plan Year and the award opportunities and performance criteria for such individuals."

                      5.   By deleting the  first sentence of  Article VII of

            the Plan and inserting in lieu thereof the following:

                      "Prior to the beginning of each Plan Year (or as soon as possible after an Executive is added as a Participant during a Plan Year), management shall recommend to the Committee threshold, target, and maximum performance goals for each performance criterion defined below applicable to each Participant."

                      6.   By deleting Section 9.1 of the Plan and  inserting

            in lieu thereof the following:

                      "In the event of termination of employment with the Employer and Affiliates during a Plan Year by reason of Retirement, Disability or death of the Participant, the Participant, in the case of Disability or Retirement, or the Participant's Beneficiary, in the case of the Participant's death, shall earn an Incentive Award based on actual salary earned prior to termination during the Plan Year, and actual performance against established targets. The transfer of employment from the Employer to an Affiliate during Plan Year shall not be deemed a termination of employment for purposes of the Plan."

                      7.   By adding  the  words "and  Affiliates" after  the

            word "Employer" in Section 9.2 of the Plan.

                      8.   By deleting Section 12.1 of the Plan and inserting

            the following in lieu thereof:

                      "12.1 By acceptance of any Incentive Award under the Plan, each Participant agrees that benefit calculations

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                              under all other plans of the Employer
                              will   exclude,    unless   otherwise
                              expressly provided in any  such plan,
                              the Incentive Awards under the Plan."


                      IN  WITNESS WHEREOF,  Kentucky  Utilities  Company  has

            caused  this instrument  to  be  executed  in  its  name  by  its

            President  and  its  Corporate   Seal  to  be  hereunto  affixed,

            attested  by   its   Secretary,   as  of   the   19th day  of

            February, 1993.




                                             KENTUCKY UTILITIES COMPANY




                                             By: /s/ John T. Newton
                                                       President







              [CORPORATE SEAL]

              ATTEST:




              /s/ George S. Brooks II
                    Secretary

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